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EXHIBIT 99.3

                              UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                       Washington, D. C.  20549

Division of
Corporate Finance
3-7


                                    October 29, 1997

G.A. MacDonald
Indo-Pacific Energy Ltd.
Suite 1200-1090 West Pender Street
Vancouver, British Columbia   V6E 2N7

RE:  Indo-Pacific Energy Ltd.
     Incoming letter dated October 23, 1997

Dear Mr. MacDonald:

           This letter is to inform you that you written request for a continuing hardship exemption, as provided in Rul 202 of Regulation S-T, has been

          [ x ]  Granted          [    ]  Denied

for the 10 Operating Agreements to Form 10, but not the future
Operating Agreements.

                              Sincerely,

                              /s/ Katie C. Nix
                              Office of Information
                                & Analysis